    As filed with the Securities and Exchange Commission on January 14, 2000

                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                          MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
                                ---------------
         Delaware                                            52-2055918
     (State or other                                      (I.R.S. Employer
     jurisdiction of                                    Identification No.)
     incorporation or
      organization)

                             10400 Fernwood Road
                           Bethesda, Maryland 20817
                                 301/380-3000
                      (Address, including zip code, and
                       telephone number, including area
                       code, of registrant's principal
                              executive offices)

--------------------------------------------------------------------------------
          Agent:                               Copies to:

--------------------------------------------------------------------------------
    Joseph Ryan, Esq.        Ward R. Cooper, Esq.      R. W. Smith, Jr., Esq.
 Marriott International,   Marriott International,    Piper Marbury Rudnick &
           Inc.                      Inc.                    Wolfe LLP
     Dept. 52/923.30           Dept. 52/923.23        36 South Charles Street
   10400 Fernwood Road       10400 Fernwood Road     Baltimore, Maryland 21201
 Bethesda, Maryland 20817  Bethesda, Maryland 20817         410/539-2530
       301/380-3000              301/380-7824
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                       CALCULATION OF REGISTRATION FEE(1)

--------------------------------------------------------------------------------------------
 Title of Each Class of                        Proposed       Proposed Maximum   Amount of
    Securities to be        Amount to be   Maximum Offering   Registration Fee  Registration
     Registered(2)        Registered(3)(4) Price Per Unit(5)       Price           Fee(4)
--------------------------------------------------------------------------------------------
Debt Securities; Class A
 Common Stock, par value
 $.01(6); and Preferred
 Stock, no par value...   $300,000,000(7)                    $300,000,000(8)(9)   $79,200
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(2) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3) Includes such indeterminate number of shares of Class A Common Stock and shares of Preferred Stock as may be issued at indeterminable prices, but with an aggregate initial offering price not to exceed $500,000,000, plus such indeterminate number of shares of Class A Common Stock as may be issued upon conversion of Preferred Stock registered hereunder.
(4) Pursuant to Rule 429, the combined prospectus contained in this registration statement also covers the $200,000,000 of securities carried forward under Registration Statement No. 333-77093. The filing fee previously paid with respect to the carried forward securities was $55,600.
(5) Omitted pursuant to General Instruction II.D of Form S-3.
(6) Associated with the Class A Common Stock are preferred share purchase rights that will not be exercisable or evidenced separately from the Class A Common Stock prior to the occurrence of certain events.
(7) Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the liquidation preference of any preferred stock and the amount computed in accordance with Rule 457(c) for any common stock.
(8) No separate consideration will be received for Class A Common Stock that is issued upon conversion of Preferred Stock or Debt Securities.
(9) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

   Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement is a combined prospectus which also applies to our Registration Statement No. 333-77093.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED JANUARY 14, 2000

PROSPECTUS


                          MARRIOTT INTERNATIONAL, INC.

                                DEBT SECURITIES
                                  COMMON STOCK
                                PREFERRED STOCK

  We may from time to time sell up to $500,000,000 aggregate initial offering price of our debt securities, common stock or preferred stock. The debt securities may consist of debentures, notes or other types of debt. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

  Investing in these securities involves risks. See "Risk Factors" on page 6.


                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

                                January  , 2000
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

   We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

                               ----------------

                               Table of Contents

                                                                            PAGE
                                                                            ----
About this Prospectus......................................................   3
Where You Can Find More Information........................................   3
Forward-Looking Statements.................................................   5
Risk Factors...............................................................   6
The Company................................................................   9
Use of Proceeds............................................................  10
Ratio of Earnings to Fixed Charges.........................................  10
Description of Debt Securities We May Offer................................  11
Our Common Stock...........................................................  21
Description of Preferred Stock We May Offer................................  22
Plan of Distribution.......................................................  22
Legal Matters..............................................................  24
Independent Public Accountants.............................................  24

                             ABOUT THIS PROSPECTUS

   This prospectus is part of two registration statements that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities, common stock, or preferred stock described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

   To see more detail, you should read the exhibits filed with our registration statements.

   As used in this prospectus, unless the context requires otherwise, "we," "us," or "Marriott" means Marriott International, Inc. and its predecessors and consolidated subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   We have filed two registration statements and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statements contain additional information about us and the securities we may issue. You may inspect the registration statements and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference:

  .  Our Annual Report on Form 10-K for the year ended January 1, 1999;

  . Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, June 18 and September 10, 1999;

  .  Our Current Report on Form 8-K dated September 20, 1999;

  .  Our Proxy Statement filed on March 18, 1999; and

  . Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before we stop offering securities (other than those portions of such documents described in paragraphs (i), (k), and (l) of
     Item 402 of Regulation S-K promulgated by the SEC).

   You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  Corporate Secretary
  Marriott International, Inc.
  Marriott Drive, Department 52/862
  Washington, D.C. 20058
  (301) 380-3000

   You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

                           FORWARD-LOOKING STATEMENTS

   We make forward-looking statements in this prospectus that are based on the beliefs and assumptions of our management, and on information currently available to our management. Forward-looking statements include the information about our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions.

   Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You are cautioned not to unduly rely on any forward-looking statements.

   You should understand that the following important factors, in addition to those discussed elsewhere in this prospectus and the documents incorporated in this prospectus by reference, could cause results to differ materially from those expressed in such forward-looking statements:

  .  competition within each of our business segments;

  . the balance between supply of and demand for hotel rooms, timeshare units and senior living accommodations;

  . our continued ability to obtain new operating contracts and franchise agreements;

  . our ability to develop and maintain positive relations with current and potential hotel and senior living community owners;

  .  the effect of international, national and regional economic conditions;

  . the availability of capital to allow us and potential hotel and senior living community owners to fund investments; and

  .  other risks described from time to time in our filings with the SEC.

                                  RISK FACTORS

   Before you invest in our securities, you should be aware of various risks, including those described below. You should carefully consider these risk factors together with all other information included in this prospectus before you decide to invest in our securities.

Risks concerning the lodging business may impact our revenue and growth

   The lodging business involves unique operating risks. Our largest business is lodging. Our lodging properties are subject to operating risks that may adversely impact our revenue. These risks include, among others:

  . changes in general economic conditions, which can adversely affect the level of business and pleasure travel, and therefore the demand for lodging and related services;

  . cyclical over-building in one or more sectors of the hotel industry and/or in one or more geographic regions, which could lead to excess supply compared to demand, and a decrease in hotel occupancy and/or room rates;

  . restrictive changes in zoning, land use, health, safety and environmental laws, rules and regulations;

  . our inability to obtain adequate property and liability insurance to protect against losses or to obtain such insurance at reasonable rates; and

  .  changes in travel patterns.

   Competition in the lodging business may affect our ability to grow. We compete for hotel management, franchise and acquisition opportunities with other managers, franchisors and owners of hotel properties, some of which may have greater financial resources than we do. These competitors may be able to accept more risk than we can prudently manage. Competition may generally reduce the number of suitable management, franchise and investment opportunities offered to us, and increase the bargaining power of property owners seeking to engage a manager, become a franchisee or sell a hotel property. Our operational and growth prospects are also dependent on the strength and desirability of our lodging brands, the ability of our franchisees to generate revenues and profits at properties they franchise from us and our ability to maintain positive relations with our employees.

We may have conflicts of interest with Host Marriott Corporation and Crestline Capital Corporation

   We manage or franchise a large number of full service, luxury, limited service and extended stay hotels and senior living communities that are owned, controlled or leased by Host Marriott Corporation and its former subsidiary, Crestline Capital Corporation, and we guarantee certain Host Marriott obligations.

   We may have conflicts of interest with Host Marriott or Crestline because our Chairman and Chief Executive Officer, J.W. Marriott Jr., and his brother, Richard E. Marriott, who is Chairman of Host Marriott, have significant stockholdings in, and are directors of, both Marriott International and Host Marriott. In addition, J.W. Marriott, Jr. and Richard E. Marriott have significant holdings in Crestline and John W. Marriott III, the son of J.W. Marriott, Jr. and a Marriott employee, is a director of Crestline. Circumstances may occur on which Host Marriott's or Crestline's interests could be in conflict with your interests as a holder of our securities, and Host Marriott or Crestline may pursue transactions that present risks to you as a holder of our securities. We cannot assure you that any such conflicts will be resolved in your favor. Our transactions with Host Marriott and Crestline are described in more detail in the notes to our Consolidated Financial Statements, which we filed with the SEC as part of our Annual Report on Form 10-K for the year ended January 1, 1999. See "Where You Can Find More Information" on page 3.

The availability and price of capital may affect our ability to grow

   Our ability to sell properties that we develop, and the ability of hotel developers to build or acquire new Marriott branded properties, both of which are important components of our growth plans, are to some extent dependent on the availability and price of capital. We are monitoring the status of the capital markets, which have shown unusual volatility during the past year, and continually evaluate the effect, if any, that capital market conditions may have on our ability to execute our announced growth plans. If this analysis demonstrates that our growth plans should be modified, new plans which provide for reduced or more limited growth may be necessary.

We depend on arrangements with others to grow

   Our present growth strategy for development of additional lodging and senior living facilities entails entering into and maintaining various arrangements with present and future property owners, including Host Marriott, Crestline and New World Development Company Limited. We cannot assure you that any of our current strategic arrangements will continue, or that we will be able to enter into future collaborations, in which case our ability to continue to grow could be constrained.

Contract terms for new units may be less favorable

   The terms of the operating contracts, distribution agreements, franchise agreements and leases for each of our lodging facilities and retirement communities are influenced by contract terms offered by our competitors at the time these agreements are entered into. Accordingly, we cannot assure you that contracts entered into or renewed in the future will be on terms that are as favorable to us as those under our existing agreements.

We may fail to compete effectively and lose business

   We generally operate in markets that contain numerous competitors and our continued success depends, in large part, upon our ability to compete in such areas as access, location, quality of accommodations, amenities, specialized services, cost containment and, to a lesser extent, the quality and scope of food and beverage services and facilities. If we fail to compete effectively, our revenues and profitability will suffer.

Changes in supply and demand in our industries may adversely affect us

   The lodging industry may be adversely affected by (1) supply additions, (2) international, national and regional economic conditions, (3) changes in travel patterns, (4) taxes and government regulations which influence or determine wages, prices, interest rates, construction procedures and costs, and (5) the availability of capital to allow us and potential hotel and retirement community owners to fund investments. Our timeshare and senior living service businesses are also subject to the same or similar uncertainties and, accordingly, we cannot assure you that the present level of demand for timeshare intervals and senior living communities will continue, or that there will not be an increase in the supply of competitive units, which could reduce the prices at which we are able to sell or rent units.

We are subject to restrictive debt covenants

   Our existing debt agreements contain covenants that limit our ability to, among other things, borrow additional money, pay dividends, sell assets or engage in mergers. If we do not comply with these covenants, or do not repay our debt on time, we would be in default under our debt agreements. Unless any such default is waived by our lenders, the debt could become immediately payable and this could have a material adverse impact on us.

We depend on cash flow of our subsidiaries to make payments on our securities

   We are in part a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depends in large part upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our subsidiaries are not obligated to make funds available to us for payment of our debt securities or preferred stock dividends or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. Our debt securities and any preferred stock we may issue effectively will rank junior to all liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. The indenture that governs our debt securities permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness, subject to certain limitations. See "Description of the Debt Securities We May Offer--Certain Covenants" on page 16.

A liquid trading market for our debt securities and preferred stock may not develop

   There has not been an established trading market for our debt securities or preferred stock. The liquidity of any market for debt securities or preferred stock will depend upon the number of holders of those securities, our performance, the market for similar securities, the interest of securities dealers in making a market in those securities and other factors. A liquid trading market may not develop for any debt securities or preferred stock we may issue.

Anti-takeover provisions may prevent a change in control

   Our restated certificate of incorporation, our shareholder's rights plan, and the Delaware General Corporation Law each contain provisions that could have the effect of making it more difficult for a party to acquire, and may discourage a party from attempting to acquire, control of our company without approval of our board of directors. These provisions could discourage tender offers or other bids for our common stock at a premium over market price.

Forward-Looking Statements May Prove Inaccurate

   We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. You should note that many factors, some of which are discussed elsewhere in this document, could affect future financial results and could cause those results to differ materially from those expressed in our forward-looking statements contained in this prospectus. See "Forward-Looking Statements" on page 5.

                                  THE COMPANY

   We are one of the world's leading hospitality companies. We are a worldwide operator and franchisor of hotels and senior living communities. Our portfolio of twelve lodging brands--from luxury to economy to extended stay to vacation timesharing--is the broadest of any company in the world. Consistent with our focus on management and franchising, we own very few of our lodging properties. Our Senior Living Services unit develops and operates senior living communities offering independent living, assisted living and skilled nursing care for seniors. Operating under the name Marriott Distribution Services, we supply food and related products to our domestic hotels and senior living communities and to external domestic customers through our high-volume distribution centers. Marriott Distribution Services is one of the largest limited line food service distributors in the United States.

   Formation of "New" Marriott International--Spin-off in March 1998. We became a public company in March 1998, when we were "spun off" as a separate entity by the company formerly named "Marriott International, Inc." We refer to the "former" Marriott International as "Old Marriott". Our company--the "new" Marriott International--was formed to conduct the lodging, senior living and distribution services businesses formerly conducted by Old Marriott. Old Marriott, now called Sodexho Marriott Services, Inc., is a provider of food service and facilities management in North America.

   Other Companies with the "Marriott" Name. In addition to us and Sodexho Marriott Services, Inc. there are two other public companies with "Marriott" in their names: Host Marriott Corporation (a lodging real estate company, most of whose properties we manage) and Host Marriott Services Corporation (a food, beverage and retail concessionaire at travel and entertainment venues). Each of these companies has its own separate management, businesses and employees. Each company's board of directors is comprised of different persons, except that J.W. Marriott, Jr., our Chairman and Chief Executive Officer, his brother, Richard E. Marriott, Chairman of Host Marriott, and William J. Shaw, our President and Chief Operating Officer and one of our directors, are each directors of more than one Marriott company. Members of the Marriott family continue to own stock in us, in Sodexho Marriott Services, Inc. and in Host Marriott Corporation. On August 27, 1999, Host Marriott Services Corporation was acquired by AutoGrill SpA through a cash tender offer. Old Marriott was formed in 1993 when it was spun off from Marriott Corporation--now named Host Marriott Corporation. Host Marriott Services Corporation was formed in 1995 when it was spun off from Host Marriott Corporation.

                                USE OF PROCEEDS

   Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that we will use any net proceeds for general corporate purposes, which may include repayment of existing debt, working capital, capital expenditures, acquisitions and stock repurchases. We will set forth in the prospectus supplement our intended use for the net proceeds received from any sale of securities. Pending the use of the net proceeds, we expect to invest these proceeds in short-term interest-bearing instruments or other debt securities or to reduce indebtedness under our commercial paper program or bank credit lines.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for the periods indicated is as follows:

  36 Weeks
    Ended                                 Fiscal Year
September 10,         ----------------------------------------------------------------------------------------
    1999              1998               1997                1996               1995               1994
-------------         ----               ----                ----               ----               ----
 6.1x                 7.1x               7.2x                5.8x               6.9x               6.2x

   In calculating the ratio of earnings to fixed charges, earnings represent net income plus taxes on such income; undistributed (income)/loss for less than 50% owned affiliates; fixed charges; and distributed income of equity method investees; minus interest capitalized. Fixed charges represent interest (including amounts capitalized), that portion of rental expense deemed representative of interest, and a share of interest expense of certain equity method investees.

                  DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

   As required by Federal law for all publicly offered bonds and notes, the debt securities described in this prospectus are governed by a document called the "Indenture". The Indenture is a contract between us and The Chase Manhattan Bank, which acts as Trustee. We may issue as many distinct series of debt securities under the Indenture as we wish. This section summarizes terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of your series of debt securities will be described in the prospectus supplement that will be attached to the front of this prospectus. Those terms may vary from the terms described here. The prospectus supplement may also describe special Federal income tax consequences of the debt securities.

   The Indenture and its associated documents contain the full legal text of the matters described in this section. The Indenture and the debt securities are governed by New York law. A copy of the Indenture has been filed with the SEC. See "Where You Can Find More Information" on page 3 for information on how to obtain a copy.

   Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. For example, in this section we use capitalized words to signify defined terms that have been given special meaning in the Indenture. We describe the meaning for only the more important terms. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

Conversion Rights

   The terms and conditions, if any, upon which the debt securities are convertible into common or preferred stock will be set forth in the prospectus supplement. The terms will include whether the debt securities are convertible into common or preferred stock, the conversion price (or its manner of calculation), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities.

The Trustee

   The Trustee under the Indenture has two main roles. First, the Trustee can enforce your rights against us if we default on our obligations under our debt securities. There are some limitations on the extent to which the Trustee acts on your behalf, described later on pages 20 and 21 under "--Remedies If an Event of Default Occurs".

   Second, the Trustee performs administrative duties for us, such as sending you interest payments, sending you notices and transferring your debt securities to a new buyer if you sell.

Legal Ownership

"Street Name" and Other Indirect Holders

   Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal Holders of debt securities. This is called holding in "Street Name." Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in "Street Name," you should check with your own institution to find out:

  .  How it handles securities payments and notices.

  .  Whether it imposes fees or charges.

  .  How it would handle voting if ever required.

  . Whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct Holder as described below.

  . How it would pursue rights under the debt securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

   Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered as Holders of debt securities. We do not have obligations to you if you hold in "Street Name" or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of Global Securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment if that Holder is legally required to pass the payment along to you as a "Street Name" customer but does not do so.

Global Securities

   What is a Global Security? A Global Security is a special type of indirectly held Security, as described above under "Street Name" and Other Indirect Holders'. If we choose to issue debt securities in the form of Global Securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the Global Security be registered in the name of a financial institution we select and by requiring that the debt securities included in the Global Security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the Global Security is called the "Depositary". Any person wishing to own a Security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. The Prospectus Supplement indicates whether your series of debt securities will be issued only in the form of Global Securities.

   Special Investor Considerations for Global Securities. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of debt securities and instead deal only with the Depositary that holds the Global Security.

   An investor should be aware that if debt securities are issued only in the form of Global Securities:

  . The investor cannot get debt securities registered in his or her own name.

  . The investor cannot receive physical certificates for his or her interest in the debt securities.

  . The investor will be a "Street Name" Holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities. See "Street Name" and Other Indirect Holders' on page 11.

  . The investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  . The Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. We and the Trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. We and the Trustee also do not supervise the Depositary in any way.

  . Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds. This difference could have some effect on how Global Security interests trade, but we do not know what that effect will be.

   Special Situations When Global Security Will Be Terminated. In a few special situations described below, the Global Security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name, so that they will be direct Holders. The rights of "Street Name" investors and direct Holders in the debt securities have been previously described in the subsections entitled "Street Name" and Other Indirect Holders' on page 11 and "Direct Holders" on page 12 .

   The special situations for termination of a Global Security are:

  . When the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary.

  . When an Event of Default on the debt securities has occurred and has not been cured. We discuss defaults below under "Events of Default" on page 20.

  . The prospectus supplement may also list additional situations for terminating a Global Security that would apply only to the particular series of debt securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not we or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct Holders. (Sections 204 and 305)

    In the remainder of this description "you" means direct Holders and not "Street Name" or other indirect holders of debt securities. Indirect holders should read the previous subsection on page 11 entitled " "Street Name' and Other Indirect Holders".


Overview of Remainder of This Description

   The remainder of this description summarizes:

  . Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

  . Your rights under several special situations, such as if we merge with another company or, if we want to change a term of the debt securities;

  . Promises we make to you about how we will run our business, or business actions we promise not to take (known as "restrictive covenants"); and

  .  Your rights if we default or experience other financial difficulties.

Additional Mechanics

Form, Exchange and Transfer

   The debt securities will be issued:

  .  only in fully registered form

  .  without interest coupons

  .  in denominations that are even multiples of $1,000. (Section 302)

   You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an "exchange."

   You may exchange or transfer debt securities at the office of the Trustee. The Trustee acts as our agent for registering debt securities in the names of Holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered Holders is called the "Security Registrar." It will also perform transfers. (Section 305)

   You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the Security Registrar is satisfied with your proof of ownership.

   If we have designated additional transfer agents, they are named in the Prospectus Supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

   If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of Holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Security being partially redeemed. (Section 305)

Payment and Paying Agents

   We will pay interest to you if you are a direct Holder listed in the Trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "Regular Record Date" and is stated in the Prospectus Supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered Holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called "accrued interest".

   We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the Trustee in Dallas, Texas. That office is currently located at 1201 Main Street, 18th Floor, Dallas, Texas 75202. You may elect to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

   "Street Name" and other indirect holders should consult their banks or brokers for information on how they will receive payments.


   We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee's corporate trust office. These offices are called "Paying Agents". We may also choose to act as our own Paying Agent. We must notify you of changes in the Paying Agents for any particular series of debt securities. (Section 1002)

Notices

   We and the Trustee will send notices regarding the debt securities only to direct Holders, using their addresses as listed in the Trustee's records. (Sections 101 and 106)

   Regardless of who acts as Paying Agent, all money paid by us to a Paying Agent that remains unclaimed at the end of two years after the amount is due to direct Holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the Trustee, any other Paying Agent or anyone else. (Section 1003)

Special Situations

Mergers and Similar Events

   We are generally permitted to consolidate or merge with another company or entity. We are also permitted to sell substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

  . Where we merge out of existence or sell substantially all of our assets, the other entity may not be organized under a foreign country's laws (that is, it must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law) and it must agree to be legally responsible for the debt securities.

  . The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described later on page 20 under "-- What is An Event of Default" A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

  . It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back. We have promised to limit these preferential rights on our property, called "Liens", as discussed later on page 16 under "-- Certain Covenants-Restrictions on Liens". If a merger or other transaction would create any Liens on our property, we must comply with that covenant. We would do this either by deciding that the Liens were permitted, or by following the requirements of the covenant to grant an equivalent or higher-ranking Lien on the same property to you and the other direct Holders of the debt securities entitled to that protection. (Section 801)

Modification and Waiver

   There are three types of changes we can make to the Indenture and the debt securities.

   Changes Requiring Your Approval. First, there are changes that we cannot make to the Indenture or your debt securities without your specific approval. We cannot do the following without your specific approval:

  .  change the Stated Maturity of the principal or interest on a Security;

  .  reduce any amounts due on a Security;

  . reduce the amount of principal payable upon acceleration of the Maturity of a Security following a default;

  .  change the place or currency of payment on a Security;

  .  impair your right to sue for payment;

  . reduce the percentage of Holders of debt securities whose consent is needed to modify or amend the Indenture;

  . reduce the percentage of Holders of debt securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults; and

  . modify any other aspect of the provisions dealing with modification and waiver of the Indenture (Section 902)

   Changes Requiring a Majority or 50% Vote. Second, there are changes that we cannot make to the Indenture or the debt securities without a vote in favor by Holders of debt securities owning not less than 50% of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect Holders of the debt securities. A majority vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indenture or the debt securities listed in the first category described above on page 15 under "--Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

   Changes Not Requiring Approval. The third type of change does not require any vote by Holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect Holders of the debt securities. (Section 901)

   Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a Security:

  . For Original Issue Discount Securities, we will use the principal amount that would be due and payable on the voting date if the Maturity of the debt securities were accelerated to that date because of a default.

  . For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that Security described in the prospectus supplement.

  . For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

   Debt securities will not be considered Outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below on pages 18 and 19 under "--Full Defeasance". (Section 101)

   We will generally be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding debt securities that are entitled to vote or take other action under the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If we or the Trustee set a record date for a vote or other action to be taken by Holders that vote or action may be taken only by persons who are Holders of Outstanding debt securities on the record date and must be taken within 180 days following the record date or another shorter period that we may specify (or as the Trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)

   "Street Name" and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the debt securities or request a waiver.


No Protection in the Event of a Change of Control

   Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control of our company or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect Holders of debt securities.

Certain Covenants

   Restrictions on Liens. Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders (including you and any other Holders of the debt securities) or over our general creditors if we fail to pay them back. These preferential rights are called

"Liens." We promise that we will not place a Lien on any of our Principal Properties, or on any shares of stock or debt of any of our Restricted Subsidiaries, to secure new debt unless we grant an equivalent or higher-ranking Lien on the same property to you and any other Holders of the debt securities. (Section 1008)

   However, we do not need to comply with this restriction if the amount of all debt that would be secured by Liens on Principal Properties (including the new debt and all "Attributable Debt", as described under "Restriction on Sales and Leasebacks" below, that results from a sale and leaseback transaction involving Principal Properties) is less than the greater of $400 million or 10% of our Consolidated Net Assets.

   This Restriction on Liens also does not apply to certain types of Liens, and we can disregard these Liens when we calculate the limits imposed by this restriction. We may disregard a Lien on any Principal Property or on any shares of stock or debt of any Restricted Subsidiary if:

  .  the Lien existed on the date of the Indenture, or

  . the Lien existed at the time the property was acquired or at the time an entity became a Restricted Subsidiary, or

  . the Lien secures Debt that is no greater than the Acquisition Cost or the Cost of Construction on a Principal Property or Restricted Subsidiary (if the Lien is created no later than 24 months after such acquisition or completion of construction), or the Lien is in favor of us or any Subsidiary, or

  . the Lien is granted in order to assure our performance of any tender or bid on any project (and other similar Liens).

   Subject to certain limitations, we may also disregard any Lien that extends, renews or replaces any of these types of Liens.

   We and our subsidiaries are permitted to have as much unsecured debt as we may choose and except as provided in this restriction on Liens, the Indenture does not contain provisions that would afford protection to you in the event of a highly leveraged transaction involving our company.

   Restrictions on Sales and Leasebacks. We promise that neither we nor any of our Restricted Subsidiaries will enter into any sale and leaseback transaction involving a Principal Property, unless we comply with this covenant. A "sale and leaseback transaction" generally is an arrangement between us or a Restricted Subsidiary and any lessor (other than the Company or a Subsidiary) where we or the Restricted Subsidiary lease a property for a period in excess of three years, if such property was or will be sold by us or such Restricted Subsidiary to that lender or investor.

   We can comply with this promise in either of two different ways. First, we will be in compliance if we or a Restricted Subsidiary could grant a Lien on the Principal Property in an amount equal to the Attributable Debt for the sale and leaseback transaction without being required to grant an equivalent or higher-ranking Lien to you and the other Holders of the debt securities under the Restriction on Liens described above. Second, we can comply if we retire an amount of Debt, within 240 days of the transaction, equal to at least the net proceeds of the sale of the Principal Property that we lease in the transaction or the fair value of that property, whichever is greater. (Section 1009)

   Certain Definitions Relating to our Covenants. Following are the meanings of the terms that are important in understanding the covenants previously described. (Section 101)

   "Attributable Debt" means the total present value of the minimum rental payments called for during the term of the lease (discounted at the rate that the lessee could borrow over a similar term at the time of the transaction).

   "Consolidated Net Assets" is the consolidated assets (less reserves and certain other permitted deductible items), after subtracting all current liabilities (other than the current portion of long-term debt and Capitalized Lease Obligations) as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

   "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money or any guarantee thereof.

   "Restricted Subsidiary" means any Subsidiary:

  .  organized and existing under the laws of the United States, and

  . the principal business of which is carried on within the United States of America, and

  . which either (1) owns or is a lessee pursuant to a capital lease of any real estate or depreciable asset which has a net book value in excess of 2% of Consolidated Net Assets, or (2) in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Assets.

   The definition of a Restricted Subsidiary does not include any Subsidiaries principally engaged in our company's timeshare or senior living services businesses, or the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof. The definition also does not include any Subsidiary formed or acquired after the date of the Indenture for the purpose of developing new assets or acquiring the business or assets of another person and which does not acquire all or any substantial part of our business or assets or those of any Restricted Subsidiary.

   A "Subsidiary" is a corporation in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for the election of directors.

   A "Principal Property" is any parcel or groups of parcels of real estate or one or more physical facilities or depreciable assets, the net book value of which exceeds 2% of the Consolidated Net Assets.

Defeasance

   The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the Prospectus Supplement. (Section 1301)

   Full Defeasance. If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

  . We must deposit in trust for your benefit and the benefit of all other direct Holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  . There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could be required to recognize gain or loss on the debt securities you give back to us.)

  . We must deliver to the Trustee a legal opinion of our counsel confirming the tax law change or ruling described above. (Sections 1302 and 1304)

   If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

   Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the series of debt securities for which such deposit is made. This is called "covenant defeasance". In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the affected series of debt securities. In order to achieve covenant defeasance, we must, among other things, do the following:

  . We must deposit in trust for your benefit and the benefit of all other direct Holders of the affected series of debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on such series of debt securities on their various due dates.

  . We must deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on such series of debt securities any differently than if we did not make the deposit and just repaid such debt securities ourselves.

   If we accomplish covenant defeasance, the following provisions of the Indenture with respect to the affected series of debt securities would no longer apply:

  . Our promises regarding conduct of our business previously described on pages 16 and 17 under "-- Certain Covenants."

  . The condition regarding the treatment of Liens when we merge or engage in similar transactions, as previously described on page 15 under "-- Mergers and Similar Events".

  . The Events of Default relating to breach of covenants and acceleration of the maturity of other debt, described later on page 20 under "--What Is an Event of Default?".

   If we accomplish covenant defeasance, you can still look to us for repayment of the affected series of debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the affected series of debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)

Default and Related Matters

Original Issue Discount

   The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity. If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to these debt securities will be described in the applicable prospectus supplement.

Subordination

   The debt securities are not secured by any of our property or assets. Accordingly, your ownership of the debt securities means you are one of our unsecured creditors. The debt securities will effectively rank junior to all liabilities of our subsidiaries. The terms and conditions, if any, upon which subordinated securities of a series are subordinated to debt securities of other series or to our other indebtedness will described in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the subordinated securities, the restrictions on payments to the holders of the subordinated securities while a default with respect to senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the subordinated securities following an Event of Default, and provisions requiring holders of the subordinated securities to remit certain payments to holders of senior indebtedness. Debt securities which are not subordinated will rank equally with all our other unsecured and unsubordinated indebtedness,

Events of Default

   You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection.

   What Is An Event of Default? The term "Event of Default" means any of the following:

  . We do not pay the principal or any premium on a Security on its due date.

  .  We do not pay interest on a Security within 30 days of its due date.

  . We remain in breach of a covenant described on page 16 or 17 or any other term of the Indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the Trustee or Holders of 25% of the principal amount of debt securities of the affected series.

  . We or any Restricted Subsidiary default on other debt (excluding any non-recourse debt) which totals over $100 million (or 4% of our Consolidated Net Assets, whichever amount is greater) and the lenders of such debt shall have taken affirmative action to enforce the payment of such debt, and this repayment obligation remains accelerated for 10 days after we receive a notice of default as described in the previous paragraph.

  . We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur. (Section 501)

   A payment default or other default under one series of notes may, but will not necessarily, cause a default to occur under any other series of notes issued under the Indenture.

   Remedies If an Event of Default Occurs. If an Event of Default has occurred and has not been cured, the Trustee or the Holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities will be automatically accelerated, without any action by the Trustee or any Holder. A declaration of acceleration of maturity may be cancelled by the Holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

   Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from expenses and liability (called an "indemnity"). (Section 603) If reasonable indemnity is provided, the Holders of a majority in principal amount of the Outstanding debt securities of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture. (Section 512)

   Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  . You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

  . The Holders of 25% in principal amount of all Outstanding debt securities of the affected series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

  . The Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

   However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after its due date. (Section 508)

   "Street Name" and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.


   We will furnish to the Trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the debt securities, or else specifying any default. (Section
1004)

Regarding the Trustee

   The Chase Manhattan Bank is the Trustee, Security Registrar and Paying Agent under the Indenture. We have certain existing banking relationships with The Chase Manhattan Bank, including that one of its affiliates is a lender under our revolving credit facilities. In addition, Chase Securities Inc., an affiliate of The Chase Manhattan Bank, may be a purchaser of our securities.

   If an Event of Default (or an event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded) occurs, the Trustee may be considered to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939. In that case, the Trustee may be required to resign as Trustee under the Indenture and we would be required to appoint a successor Trustee.

                                OUR COMMON STOCK

   Our common stock (Class A Common Stock, $0.01 par value per share) is traded on the New York Stock Exchange, Chicago Stock Exchange, Pacific Stock Exchange and Philadelphia Stock Exchange under the symbol "MAR". Each holder of our common stock is entitled to ten votes for each share registered in his or her name on our books on all matters submitted to a vote of stockholders. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of holders of any outstanding preferred stock, if any, in an election of directors the holders of a majority of shares of our common stock will be able to elect 100 percent of the directors to be elected.

Rights Agreement and Series A Junior Preferred Stock

   Each share of our common stock, including those that may be issued in an offering under this prospectus or upon the conversion or exercise of other securities offered under this prospectus, carries with it one preferred share purchase right. This type of arrangement is sometimes referred to as a "poison pill." If the rights become exercisable, each right entitles the registered holder to purchase one one-thousandth of a share of our Series A Junior Preferred Stock (subject to adjustment as a result of certain events) at a fixed price. Until a right is exercised, the holder of the right has no right to vote or receive dividends or any other rights as a shareholder as a result of holding the right.

   The rights trade automatically with shares of our common stock, and may only be exercised in connection with certain attempts to take over our company. The rights are designed to protect the interests of our company and our shareholders against coercive takeover tactics. The rights are also designed to encourage potential acquirors to negotiate with our board of directors before attempting a takeover and to increase the ability of our board to negotiate terms of any proposed takeover that benefit our shareholders. The rights may, but are not intended to, deter takeover proposals that may be in the interests of our shareholders.

   If issued, our Series A Junior Preferred Stock would generally not be available to the person or persons who acquired our common stock in certain takeover attempts. Our Series A Junior Preferred Stock would have significant preferential dividend, voting and liquidation rights over our common stock. However, unless the applicable prospectus supplement specifies otherwise, each series of preferred stock offered under this prospectus will rank senior to our Series A Junior Participating Preferred Stock as to the payment of dividends and any distribution of our assets.

   For more information on our common stock, the rights and our Series A Junior Preferred Stock, see our Form 10 Registration Statement dated February 13, 1998 and the Amended and Restated Rights Agreement, dated as of August 9, 1999, between us and The Bank of New York, as Rights Agent, both of which we have filed with the SEC. See "Where You Can Find More Information" on page 3.

                  DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

   Pursuant to our restated certificate of incorporation, our board of directors has the authority, without further shareholder action, to issue a maximum of 10,000,000 shares of preferred stock, without par value. As of December 31, 1999, 800,000 shares of our Series A Junior Participating Preferred Stock were reserved for issuance in connection with our stockholder rights plan and no shares of preferred stock were outstanding. Our stockholder rights plan provides certain protections to existing common stockholders in the event of a hostile takeover. Unless the applicable prospectus supplement specifies otherwise, each series of preferred stock offered under this prospectus will rank senior to our Series A Junior Participating Preferred Stock as to the payment of dividends and any distribution of our assets.

   Our board of directors has broad authority to adopt one or more resolutions setting forth the terms and conditions of any series of preferred stock. If we offer a series of preferred stock under this prospectus, we will issue an appropriate prospectus supplement. You should read that prospectus supplement for a description of the terms of the applicable series, including:

  .  the number of shares and designation or title;

  .  the initial public offering price;

  . dividend rights, including the dividend rate or rates, or method of calculation, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

  .  the voting rights, if any, which will apply;

  . the rights of the holders upon our dissolution or upon the distribution of our assets;

  . whether and upon what terms the shares will have a purchase, retirement or sinking fund;

  .  whether and upon what terms the shares will be convertible; and

  . any other preferences, rights, limitations or restrictions of the series.

                              PLAN OF DISTRIBUTION

   We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

   Underwriters, dealers and agents that participate in the distribution of securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the securities offered by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed.

   We may distribute the securities from time to time in one or more transactions:

  .  at a fixed price or prices, which may be changed;

  .  at market prices prevailing at the time of sale;

  .  at prices related to such prevailing market prices; or

  .  at negotiated prices.

   If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions approved by us to purchase offered securities from us under contracts that provide for payment and delivery on a future date. These institutions may include:

  .  commercial, investment and savings banks;

  .  insurance companies;

  .  pension funds;

  .  investment companies; and

  .  educational and charitable institutions.

   The institution's obligations under these contracts are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the institution. The dealers and our agents will not be responsible for the validity or performance of these contracts.

   We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

   When we issue the securities offered by this prospectus (except for shares of common stock), they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give you any assurances about the liquidity of any security offered by this prospectus.

   Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

   To facilitate the offering of securities, persons participating in an offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities offered. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

                                 LEGAL MATTERS

   Our Law Department will pass upon the validity of any debt securities, preferred stock or common stock issued under this prospectus. Attorneys in our Law Department own shares of our common stock, and hold stock options, deferred stock and restricted stock awards under our 1998 Comprehensive Stock and Cash Incentive Plan and may receive additional awards under such plan in the future. Any underwriters will be represented by their own legal counsel.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The annual financial statements incorporated by reference in this prospectus and elsewhere in the registration statements have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus and registration statements in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following is a statement of the estimated expenses, other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this Registration Statement:

                                                                      Amount
                                                                    To Be Paid
                                                                    ----------
Securities and Exchange Commission registration fee................  $ 79,200
Rating Agency fees.................................................   150,000
Legal fees and expenses............................................    15,000
Fees and expenses of qualification under state securities laws
 (including legal fees)............................................     1,000
Accounting fees and expenses.......................................    60,000
Trustees Fees......................................................    12,000
Printing fees......................................................    45,000
Miscellaneous......................................................    12,800
                                                                     --------
    Total..........................................................   375,000
                                                                     ========

Item 15. Indemnification of Directors and Officers

   Article Eleventh and Article Sixteenth of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Section 7.7 of the Company's Restated Bylaws limit the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty. These provisions of the Company Certificate and Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

   The Director Liability and Indemnification Provisions define and clarify the rights of individuals, including Company directors and officers, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of litigation against them. These provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law, which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing Delaware General Corporation Law provisions permitting indemnification of certain individuals, including directors and officers. The limitations of liability in the Director Liability and Indemnification Provisions may not affect claims arising under the federal securities laws.

   In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its shareholders. Decisions made on that basis are protected by the so-called "business judgment rule." The business judgment rule is designed to protect directors from personal liability to the corporation or its shareholders when business decisions are subsequently challenged. However, the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against directors and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances mean that, as a practical matter, directors and officers of a corporation rely on indemnity from, and insurance procured by, the corporation they serve, as a financial backstop in the event of such expenses or unforeseen liability. The Delaware legislature has recognized that adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. The Delaware General Corporation law has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

   This description of the Director Liability and Indemnification Provisions is intended as a summary only and is qualified in its entirety by reference to the Company Certificate and the Company Bylaws, each of which has been filed with the SEC.

Item 16. Exhibits

                                                Incorporation by Reference
                                             (where a report or registration
                                            statement is indicated below, that
                                            document has been previously filed
                                             with the SEC and the applicable
                                           exhibit is incorporated by reference
                   Description                           thereto)
                   -----------             ------------------------------------
 1      Form of Underwriting Agreement      Exhibit 1.1 to our Form 8-K dated
                                            September 20, 1999.

 2.1    Distribution Agreement dated as     Appendix A in our Form 10 filed
        of September 30, 1997 between       on February 13, 1998.
        Sodexho Marriott Services, Inc.
        and the Company.

 2.2    Agreement and Plan of Merger        Appendix B in our Form 10 filed
        dated as of September 30, 1997      on February 13, 1998.
        among Sodexho Marriott Services,
        Inc., Marriott-ICC Merger Corp.,
        the Company, Sodexho Alliance,
        S.A. and International Catering
        Corporation.

 2.3    Omnibus Restructuring Agreement     Appendix C in our Form 10 filed
        dated as of September 30, 1997      on February 13, 1998.
        among Sodexho Marriott Services,
        Inc., Marriott-ICC Merger Corp.,
        the Company, Sodexho Alliance,
        S.A. and International Catering
        Corporation.

 2.4    Amendment Agreement dated as of     Appendix D in our Form 10 filed
        January 28, 1998 among Sodexho      on February 13, 1998.
        Marriott Services, Inc.,
        Marriott-ICC Merger Corp., the
        Company, Sodexho Alliance, S.A.
        and International Catering
        Corporation.

 3.1    Third Amended and Restated          Exhibit No. 3 to our Form 10-Q
        Certificate of Incorporation of     for the fiscal quarter ended June
        the Company.                        18, 1999.

 3.2    Amended and Restated Rights         Exhibit No. 4.1 to our Form 10-Q
        Agreement dated as of August 9,     for the fiscal quarter ended
        1999 between the Company and The    September 10, 1999.
        Bank of New York, as Rights
        Agent

 4.1(a) Indenture dated as of November      Exhibit No. 4.1 to our Form 10-K
        16, 1998 between the Company and    for the fiscal year ended January
        The Chase Manhattan Bank, as        1, 1999.
        Trustee.

 4.1(b) Form of 6.625% Series A Note due    Exhibit No. 4.2 to our Form 10-K
        2003.                               for the fiscal year ended January
                                            1, 1999.

 4.1(c) Form of 6.875% Series B Note due    Exhibit No. 4.3 to our Form 10-K
        2005.                               for the fiscal year ended January
                                            1, 1999.

 4.1(d) Form of 7.875% Series C Note due    Exhibit 4.1 to our Form 8-K dated
        2009.                               September 20, 1999.

 4.2    $1.5 billion Credit Agreement       Exhibit 10.10 to our Form 10-K
        among the Company, Citibank,        for the fiscal year ended January
        N.A., as Administrative Agent,      2, 1998.
        and certain banks, as Banks,
        dated February 19, 1998.

 4.3    $500 million Credit Agreement       Exhibit 10.9 to our Form 10-K for
        among the Company, Citibank,        the fiscal year ended January 1,
        N.A., as Administrative Agent,      1999.
        and certain banks, as Banks,
        dated February 2, 1999.

 5.1    Opinion of Myron D. Walker,         Filed herewith.
        Esq., on behalf of the Law
        Department of the Company.


                                               Incorporation by Reference
                                            (where a report or registration
                                           statement is indicated below, that
                                           document has been previously filed
                                            with the SEC and the applicable
                                          exhibit is incorporated by reference
                 Description                            thereto)
                 -----------              ------------------------------------
 12   Statement of Computation of Ratio    Exhibit 12 to our Form 10-K for
      of Earnings to Fixed Charges         the fiscal year ended January 1,
                                           1999 and Exhibit 12 to our Form
                                           10-Q for the fiscal quarter ended
                                           September 10, 1999.

 23.1 Consent of Arthur Andersen LLP       Filed herewith.

 23.2 Consent of Joseph Ryan, Esq. on      Included in the opinion filed as
      behalf of the Law Department of      Exhibit 5.
      the Company

 25   Statement of Eligiblity of The       Exhibit 25.1 to our Form S-4
      Chase Manhattan Bank, as Trustee.    filed on March 25, 1999.

 27   Financial Data Schedule for the      Exhibit 27 to our Form 10-K for
      Company.                             the fiscal year ended January 1,
                                           1999.

 99   Forward-Looking Statements.          Filed herewith.

Item 17. Undertakings

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of its securities are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on January 14, 2000.

                                          Marriott International, Inc.

                                                   /s/ J.W. Marriott, Jr.
                                          By: _________________________________
                                                     J.W. Marriott, Jr.
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Joseph Ryan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ J. W. Marriott, Jr.         Chairman of the Board,      January 14, 2000
______________________________________  Chief Executive Officer
          J.W. Marriott, Jr.            and Director (Principal
                                        Executive Officer)

         /s/ Arne M. Sorenson          Executive Vice President    January 14, 2000
______________________________________  and Chief Financial
           Arne M. Sorenson             Officer (Principal
                                        Financial Officer)

        /s/ Linda A. Bartlett          Vice President and          January 14, 2000
______________________________________  Controller (Principal
          Linda A. Bartlett             Accounting Officer)

                                       Director
______________________________________
         Henry Cheng Kar-Shun

       /s/ Gilbert M. Grosvenor        Director                    January 14, 2000
______________________________________
         Gilbert M. Grosvenor


              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Richard E. Marriott         Director                    January 14, 2000
______________________________________
         Richard E. Marriott

     /s/ Floretta Dukes McKenzie       Director                    January 14, 2000
______________________________________
       Floretta Dukes McKenzie

         /s/ Harry J. Pearce           Director                    January 14, 2000
______________________________________
           Harry J. Pearce

          /s/ W. Mitt Rommey           Director                    January 14, 1999
______________________________________
            W. Mitt Romney

          /s/ Roger W. Sant            Director                    January 14, 1999
______________________________________
            Roger W. Sant

         /s/ William J. Shaw           President, Chief Operating  January 14, 2000
______________________________________  Officer and Director
           William J. Shaw

        /s/ Lawrence M. Small          Director                    January 14, 2000
______________________________________
          Lawrence M. Small